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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HYPERDYNAMICS CORPORATION

12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held January 27, 2016

To our Stockholders:

        The Annual Meeting of Stockholders of Hyperdynamics Corporation, a Delaware corporation (the "Company"), will be held at the Hotel Sorella City Centre at 800 Sorella Court, Houston, TX 77024, on Wednesday, January 27, 2016, at 9:00 a.m. (CST), for the following purposes:

  1.
  To elect six directors to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal;

  2.
  To ratify the appointment of Hein & Associates LLP as the Company's independent auditor for the fiscal year ending June 30, 2016;

  3.
  To hold an advisory vote to approve the executive compensation of our named executive officers;

  4.
  To amend the Company's 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,250,000 shares to 2,000,000 shares; and

  5.
  To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on December 23, 2015, which is the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

        Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote via the Internet at www.proxyvote.com, or sign, date and return the enclosed proxy card to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

        The person submitting a proxy may revoke it at any time before the final vote at the Annual Meeting by (a) Internet at www.proxyvote.com, (b) executing and submitting a later-dated proxy card, (c) providing written notice of revocation to the Secretary of the Company, or (d) voting in person at the Annual Meeting.

        All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors
/s/ IAN NORBURY
Houston, TX	Ian Norbury
December 28, 2015	Chairman of the Board

        To assure that your shares of common stock will be voted at the meeting, please indicate your voting instructions: over the Internet at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on January 27, 2016.

The proxy materials are available at: http://www.astproxyportal.com/ast/18390. (Individual Control Numbers necessary to access the proxy materials are provided on the individual proxy cards).

PROXY STATEMENT
HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400
ANNUAL MEETING OF STOCKHOLDERS

To be held January 27, 2016

GENERAL INFORMATION

        The proxy (the "Proxy") included on the enclosed proxy card (the "Proxy Card") is solicited by and on behalf of the Board of Directors ("Board of Directors" or the "Board") of Hyperdynamics Corporation ("Hyperdynamics," the "Company," "we," and "us") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") at the Hotel Sorella City Centre at 800 Sorella Court, Houston, TX 77024, Wednesday, January 27, 2016 at 9:00 a.m. (CST), and at any adjournment of the Annual Meeting. This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company's stockholders of record entitled to vote at the Annual Meeting on or about December 28, 2015.

        There are four proposals being presented for your consideration at the Annual Meeting:

  •
  Proposal 1:  To elect six directors to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.

  •
  Proposal 2:  To ratify the appointment of Hein & Associates LLP as the Company's independent auditor for the fiscal year ending June 30, 2016.

  •
  Proposal 3:  To hold an advisory vote to approve the executive compensation of our named executive officers.

  •
  Proposal 4:  To amend the Company's 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,250,000 shares to 2,000,000 shares.

        As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

        Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our proxy materials at http://www.astproxyportal.com/ast/18390. (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

        Stockholders may vote (i) via the Internet at www.proxyvote.com by following the instructions contained on that website and using the Individual Control Numbers provided on your individual Proxy Card, (ii) by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iii) at the Annual Meeting in person. Proxies properly executed and delivered by stockholders and timely received by us will be voted at the Annual Meeting in accordance with the instructions contained therein. If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail (unless you are revoking your

Proxy). EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY. IF A STOCKHOLDER PROVIDES A PROXY BUT GIVES NO INSTRUCTIONS, SUCH STOCKHOLDER'S SHARES WILL BE VOTED (1) "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, (2) "FOR" THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2016; (3) "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; AND (4) "FOR" THE AMENDMENT TO THE COMPANY'S 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 1,250,000 SHARES TO 2,000,000 SHARES.

        If any other matters are properly presented at the Annual Meeting, the proxy holders will vote your Proxy in their discretion on such matters. You may revoke your Proxy at any time prior to the voting of the Proxy by (a) Internet at www.proxyvote.com, (b) executing and submitting a later-dated proxy, (c) providing written notice of revocation to the Secretary of the Company, or (d) voting in person at the Annual Meeting.

        The cost of soliciting Proxies, including the cost of preparing, assembling and mailing the proxy material to our stockholders, will be borne by the Company. Proxies may be solicited personally, by mail, by telephone, by email, by fax, by press release, by press interview or via the Internet. The Company expects the total amount of costs and expenditures to be incurred with respect to solicitations for the 2015 annual meeting to be consistent with the total amount that it normally expends for solicitations for an election of directors in the absence of a contest. Total costs and expenditures to date for, in furtherance of or in connection with solicitations of proxies have not exceeded the Company's normal expenditures in connection with solicitations for an election of directors in the absence of a contest. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses. D.F. King & Co., Inc. will serve as the Company's proxy solicitor. The Company has agreed to pay D.F. King & Co., Inc. customary compensation for its services, including an initial retainer of $7,500, plus reimbursement for reasonable out-of-pocket expenses incurred during the solicitation. D.F. King & Co., Inc. has advised us that its initial fees could be up to $75,000 in connection with a proxy contest. Additional information regarding persons who are participants in this proxy solicitation is set forth in Appendix A.

        The Board of Directors has set December 23, 2015 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the Record Date, there were 21,046,591 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.

        The presence, in person or by Proxy, of a majority of the outstanding shares of common stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and "broker non-votes" will be treated as shares present at the Annual Meeting for purposes of determining a quorum. A "broker non-vote" occurs when a broker's customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as "non-votes."

        Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote with a quorum present. The six persons who receive the greatest number of votes of the holders of common stock represented in person or by Proxy at the

Annual Meeting will be elected directors of Company. There is no cumulative voting for our directors or otherwise. Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting.

        The proposals to (i) ratify the appointment of Hein & Associates LLP as the Company's independent auditor for the fiscal year ending June 30, 2016; (ii) to hold an advisory vote to approve the executive compensation of our named executive officers; and (iii) to amend the Company's 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,250,000 shares to 2,000,000 shares, as well as any other matter properly submitted to stockholders for their consideration at the Annual Meeting, will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" these proposals.

        Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board of Directors or the Chair of the Annual Meeting. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card provides authority for the proxy holders, in their discretion, to vote the stockholders' shares of common stock with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Available Information

        Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K and Proxy Statement to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this Proxy Statement should be mailed to Paolo Amoruso, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079. We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we file electronically with the SEC are available at the SEC's website at www.sec.gov. The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON January 27, 2016

        Copies of our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our Annual Report are available at http://www.astproxyportal.com/ast/18390. (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

 PROPOSAL 1.

ELECTION OF DIRECTORS

Nominees

        A Board of six directors is to be elected at this meeting. The nominees who receive the greatest number of votes cast for the election of Directors at the annual meeting by the shares present in person or by proxy and entitled to vote will be elected as directors until the next annual meeting of stockholders.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

        Shareholder Nominees and Related Background.    We have been timely notified by one of our shareholders, Mr. James Wilson, of nominations that he intends to make at the meeting pursuant to Section 8 of the Company's Bylaws. Mr. Wilson's nominees are Dr. Gerald Bailey, Mr. William Hayden, and himself (the "Wilson Nominees"). Mr. Wilson reported to the Company ownership of 1 share of the Company common stock purchased on October 26, 2015. A description of our interaction with Mr. Wilson about his intention to Nominate the Wilson Nominees follows. In late October of 2015, we received telephone calls and e-mails from Mr. Wilson requesting the Company's stockholders list. On October 30, 2015, we received a letter from Mr. Wilson indicating his intent to propose for nomination the Wilson Nominees to the Company's Board of Directors and his intention to deliver a form of proxy to shareholders. In addition, Mr. Wilson requested the consideration and inclusion of the Wilson Nominees in the Company's proxy and voting materials and to be placed on the annual meeting agenda in order to give a brief presentation for his nominations. Enclosed with his letter, Mr. Wilson provided completed questionnaires for each of the Wilson Nominees pursuant to Section 10 of the Company's Bylaws. On November 4th and November 5th, the Company notified Mr. Wilson via e-mail that the Compensation, Nominating, and Corporate Governance Committee is charged with reviewing director nominations and making recommendations to the full Board and that the Company wished to set up either a telephonic or in-person interview in Houston, Texas as soon as possible for the Wilson Nominees. Mr. Wilson acknowledged receipt but did not make the Wilson Nominees available for interview. On November 12th, Mr. Wilson again requested the Company's stockholders list. On November 17th and November 18th, the Company notified Mr. Wilson that the Company will mail his proxy materials for him at his own expense.

The Board of Directors recommends a vote "FOR" the nominees listed below.

        The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy "FOR" the persons named as management's nominees for directors of the Company.

Board of Directors

        The following table sets forth the name, age, and positions and offices with us of each of our Directors as of the date of this Proxy Statement. Each of the current terms of our directors expires at the Annual Meeting. There is no family relationship between or among any of the Directors and our Executive Officers. Board of Directors vacancies are filled by a majority vote of the Board of Directors.

We have an Audit Committee, a Compensation, Nominating, and Corporate Governance Committee, and a Government Relations Committee.

Name	Position	Age
Ray Leonard	Director, CEO and President	62
Ian Norbury*	Director and Non-Executive Chairman	64
Patricia N. Moller*	Director	71
William O. Strange*	Director	73
Fred Zeidman*	Director	69
Gary D. Elliston*	Director	62

*
Independent Director

         Ray Leonard was appointed to the Board of Directors and was appointed CEO and President in July 2009. Mr. Leonard most recently served as the Vice President of Eurasia & Exploration for the newly formed Kuwait Energy Company from December 2006 to June 2009. From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc. Mr. Leonard also served as Vice President of Exploration & New Ventures for YUKOS, Russia's second largest oil company, based in Moscow, Russia from February 2001 to December 2004. Prior to joining YUKOS, Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001. Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to the executive level as Vice President of Resource Acquisitions. During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa. Mr. Leonard holds a Master of Arts in Geology from the University of Texas-Austin and a Bachelor of Science in Geosciences from the University of Arizona.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Leonard should serve as a director:

        Leadership Experience—Mr. Leonard has held numerous roles in key executive management over his career including the Vice President of Exploration for YUKOS and First International Oil, and Senior Vice President of Exploration and Production for MOL.

        Industry Experience—Mr. Leonard has worked in the Oil & Gas industry his entire career in various Exploration and Production companies and has presented in numerous international forums on world oil reserves and future industry trends.

        Ian Norbury joined the Board of Directors in January 2013. Mr. Norbury became the Chairman of the Board in April of 2015. Mr. Norbury is a Director of Hannon Westwood, a U.K. firm providing consultancy services for the oil and gas industry, and he is a director of Energy Software Information and Analytics Limited, a UK firm being the holding company for Hannon Westwood. Prior to joining Hannon Westwood in 2003, Mr. Norbury held various positions with Amerada Hess International since 1985, most recently as Executive Manager, Exploration with responsibility for worldwide exploration performance, including West Africa. He previously held senior geologist positions with Conoco and Amoco. Mr. Norbury earned his BSC in Geology and Geography at the University of London.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Norbury should serve as a director:

        Leadership Experience—Mr. Norbury has held various key executive positions such as the executive manager of exploration at Amerada Hess International and has held the position of CEO with Hannon Westwood.

        Industry Experience—Mr. Norbury has worked in the Oil & Gas industry his entire career in various Exploration and Production companies and consultancy firms.

        Patricia N. Moller was appointed to the Board of Directors in November 2015. Ms. Moller served as the United States Ambassador to the Republic of Guinea from 2009 to 2012 and to the Republic of Burundi from March 2006 until 2009. From April 1987 to March 2006, she served in various capacities in the U.S. Department of State, including as a foreign service officer and management officer. Ms. Moller retired from the Department of State in 2012, and served as Charge'dAffaires to both the Kingdom of Morocco and to Romania in 2013. Ms. Moller received several awards because of her service within the U.S. government including the Robert C. Frasure Award (2011), the Presidential Meritorious Service Award (2009) and Leamon Hunt Award (1999), among others. She received a Bachelor of Arts from the University of Tampa in 1974.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Ms. Moller should serve as a director:

        Leadership Experience—Ms. Moller has held several positions within the U.S. government of significant responsibility including Ambassador to the Republic of Guinea.

        William O. Strange was appointed to the Board of Directors in November 2010. Mr. Strange was an audit partner with Deloitte & Touche LLP prior to his retirement in May 2005. He joined the international accounting firm in 1964 and became a partner in 1976. During his 41 years with Deloitte & Touche LLP he specialized in audits of SEC registrants for a variety of publicly traded energy clients in exploration and production, petrochemicals, pipelines, and oil services. Since 2005 he has been engaged in independent financial and accounting consulting services. Mr. Strange is a graduate of the University of Oklahoma and lives in Houston. He is on the Audit Committee of the Presbytery of the New Covenant, the governing body for Presbyterian Churches in the Gulf Coast area. He has served as the President of the Petroleum Club of Houston and as a member of the Major Cases Committee of the Texas State Board of Public Accountancy. In January 2014, he was elected Treasurer of Habitat for Humanity Northwest Harris County, and was additionally elected to its Board of Directors in January 2015.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Strange should serve as a director:

        Leadership Experience—Mr. Strange worked over 41 years for Deloitte & Touche LLP, including 29 years as an audit partner. While at Deloitte & Touche LLP, most of his clients were in the energy industry, including many exploration and production companies, and he spent the vast majority of his time working on clients that reported to the SEC. He has also lived overseas and understands foreign operations.

        Financial Experience—In addition to his over 41 years at Deloitte & Touche LLP, Mr. Strange was considered a Senior Technical Partner at Deloitte & Touche LLP. He has extensive knowledge of energy industry economics and business methods. He has worked with more than 20 audit committees of public company clients and understands the best practices of audit committees.

        Fred Zeidman was appointed to our Board of Directors in December 2009. Mr. Zeidman has been the Chairman of Gordian Group LLC, a U.S. investment bank specializing in complex and distressed financial advisory work, since January 2015. Mr. Zeidman was a director from August 2008 to September 2011 for SulphCo Inc., a publicly traded crude oil field technology oil service company. In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. ("Nova"), a publicly traded biodiesel technology company, and served in that position until the company's acquisition in November 2009 and as a Nova director since June 2007. From August 2009 through November 2009, Mr. Zeidman was appointed Chief Restructuring Officer for Transmeridian Exploration, Inc. and served in that position until its sale in November 2009. Mr. Zeidman has been Bankruptcy Trustee of AremisSoft Corp since 2004. Mr. Zeidman currently serves as Chairman Emeritus of the University of Texas Health Science System Houston, he serves as interim Chief Financial Officer of the Texas Heart Institute, and on the Board of the Memorial Hermann System. Mr. Zeidman is Chairman of the Board of Petroflow Energy and a Director of Lucas Energy Inc., Straight Path Communications Inc. and Petro River Oil. Mr. Zeidman served as Chairman of the United States Holocaust Memorial Council from March 2002 through September 2010. Mr. Zeidman was on the board of Compact Power, Inc., an energy storage systems company from November 2007 to November 2009. Mr. Zeidman has served on the board of Prosperity Bank for 27 years. He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Zeidman should serve as a director:

        Leadership Experience—Mr. Zeidman has served in numerous roles of executive and directorship responsibility including serving on the board of Prosperity Bank for 27 years and acting as Chairman of the United States Holocaust Memorial Council.

        Financial Experience—Mr. Zeidman has a Masters in Business Administration degree and was the Chief Restructuring Officer for Transmeridian Exploration.

        Gary D. Elliston was appointed to our Board of Directors in November 2015. Mr. Elliston has been the senior founding partner of DeHay & Elliston, L.L.P. a registered limited liability legal partnership, since August 1992, and specializes in litigation. He is licensed to practice before the United States Supreme Court, Texas Supreme Court, U.S. District Courts for the Northern, Southern, Western and Eastern Districts of Texas, and the U.S. Court of Appeals Fifth Circuit. He is also licensed in New York, West Virginia, Illinois and Oklahoma. He graduated cum laude from Howard Payne University in 1975 and cum laude from Southern Methodist University Law School in 1978. In 2007, he received an Honorary Doctorate of Humanities from Howard Payne University.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Elliston should serve as a director:

        Leadership Experience—Mr. Elliston is the senior founding partner of DeHay & Elliston, L.L.P. In addition, he has previously served on the Board of Trustees for Howard Payne University, a private university located in Brownwood, Texas, and the Board of Regents for Baylor University, a private university located in Waco, Texas.

Executive officers

        Paolo Amoruso, 45, became our Vice President of Commercial and Legal Affairs in July 2011 and Corporate Secretary in June 2013. From June 2010 to July 2011, Mr. Amoruso served as our Director of Commercial and Legal Affairs. From 2003 to 2010, Mr. Amoruso was employed by Devon Energy Corporation, serving as Tax Counsel and then Assistant General Counsel for the International Division. He previously worked at Shell Oil Company as Tax Counsel beginning in 1998. Mr. Amoruso holds an LL.M. in Taxation from the New York University School of Law, a Juris Doctorate, Masters in Business Administration, and a B.S. in Economics from the University of Houston. He is licensed to practice law in the State of Texas.

        David Wesson, 56, became our Vice President and Chief Financial Officer on January 1, 2014. Mr. Wesson previously served as our Controller and Principal Accounting Officer from 2010 through January 2014. On August 1, 2014, effective with the resignation of Chris DePue, he again assumed the role of Principal Accounting Officer, in addition to serving as Chief Financial Officer. From 1988 to 2009, he was employed by Swift Energy Company, serving as Controller from 2001 to 2009. He previously worked at Tenneco Oil Company as a Senior Accountant/Financial Analyst. Mr. Wesson received a BBA in Accounting from Texas Tech University. He is a licensed Certified Public Accountant.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy "FOR" the persons named as nominees for directors of the Company.

The Board recommends a vote FOR the election of each of the nominees.

 BOARD OF DIRECTORS

Board Meetings During Fiscal Year 2015

        The Board of Directors held eighteen meetings during the fiscal year ended June 30, 2015.

Director Independence

        Our common stock is listed on the OTCQX. We use SEC Rule 10A-3 in determining whether a director is independent in the capacity of director and in the capacity as a member of a Board committee. In determining director independence, we have not relied on any exemptions from any rule's definition of independence.

        We currently have six directors, five of whom are Independent Directors. The Board has determined that the following Directors are independent under SEC Rule 10A-3 because they have no relationship with the Company (other than being a Director and stockholder of the Company): Ian Norbury, Chairman of the Board; Patricia N. Moller; William O. Strange; Fred Zeidman; and Gary D. Elliston.

Board Committees

Committee Assignments

        The table below reflects the composition of the committees of the Board.

Name of Director	Audit Committee	Compensation, Nominating, and Corporate Governance Committee	Government Relations Committee
Patricia N. Moller			Chair
Ray Leonard			Member
Ian Norbury*	Member
William O. Strange	Chair	Member
Fred Zeidman	Member	Chair	Member
Gary D. Elliston		Member

*
Chairman of the Board.

        The Audit Committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee also reviews and approves the scope and performance of the Company's independent registered public accounting firm. Messrs. Norbury, Strange, and Zeidman are the members of the Audit Committee. All committee members are independent. The Audit Committee has a written charter, which the Audit Committee reviews periodically to assess its adequacy. On September 9, 2015, the Audit Committee adopted a revised Audit Committee charter, which is available at the Company's website at www.hyperdynamics.com. During the year ended June 30, 2015, the Audit Committee met four times.

        In April of 2015, the Board committees were realigned. The Technical Committee was eliminated, and the Nominating and Corporate Governance Committee and the Compensation Committee were combined into a new Compensation, Nominating, and Corporate Governance Committee. The members of the new Compensation, Nominating, and Corporate Governance Committee are Messrs. Elliston, Strange, and Zeidman. Mr. Zeidman is the Chair of the Compensation, Nominating, and Corporate Governance Committee. All committee members are independent. During the year ended June 30, 2015, the Compensation, Nominating, and Corporate Governance Committee met one

time. The Compensation, Nominating, and Corporate Governance Committee adopted a written charter on September 9, 2015, which is available at the Company's website at www.hyperdynamics.com.

        The Compensation, Nominating, and Corporate Governance Committee reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation, Nominating, and Corporate Governance Committee is empowered by the Board of Directors to establish and administer the executive compensation programs of the Company. The details of the processes and procedures for the consideration and determination of executive and director compensation are described in the section entitled "Executive Compensation—Compensation Discussion and Analysis." The objectives of the Compensation, Nominating, and Corporate Governance Committee are to attract and retain key individuals who are important to the continued success of Hyperdynamics and to provide strong financial incentives, at reasonable cost to stockholders, for senior management to enhance the value of the stockholders' investment.

        Though neither the Board of Directors nor the Compensation, Nominating, and Corporate Governance Committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board and believes diversity should be considered in the director identification and nominating process.

        The members of our Government Relations Committee are Messrs. Leonard and Zeidman and Ms. Moller. Mr. Zeidman and Ms. Moller are independent. Ms. Moller is the Chair of the Government Relations Committee. During the year ended June 30, 2015, the Governmental Relations Committee met four times. The Government Relations Committee does not have a charter.

Director Nominees

        Our stockholders may propose director nominees for consideration by the Company's Compensation, Nominating, and Corporate Governance Committee by submitting to our Secretary at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079, a completed and signed questionnaire with respect to the background and qualification of such nominee and a representation and agreement (in the form provided by the Secretary of the Company upon written request) in accordance with Article I, Section 10 of our Amended and Restated Bylaws. Our Compensation, Nominating, and Corporate Governance Committee will consider consistent with the committee's charter and our Corporate Governance Guidelines all director nominees properly submitted by our stockholders in accordance with our Amended and Restated Bylaws. Stockholders who wish to nominate candidates for election to our Board of Directors at our Annual Meeting of Stockholders must follow the procedures outlined in "Stockholder Proposals" set forth below and our Amended and Restated Bylaws.

Executive Sessions of Independent Directors

        Our Independent Directors meet in regularly scheduled executive sessions without management present. Ian Norbury, the Chairman of our Board of Directors, is the presiding Independent Director at these executive sessions.

Board Leadership Structure and Risk Oversight

        Board of Directors Leadership Structure.    Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The Board currently believes that separating the positions of CEO and Chairman is the best structure to fit the Company's needs. This structure ensures a greater role for the Independent Directors in the oversight of the Company and active participation of the Independent Directors in setting agendas and establishing priorities and procedures for the work of the Board. As described above, the Audit Committee and the Compensation, Nominating, and Corporate Governance Committee are comprised entirely of Independent Directors. The Board also believes that this structure is preferred by a significant number of the Company's stockholders.

        Board of Directors Risk Oversight.    The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chair of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Audit Committee Report

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Members of the Audit Committee:
/s/ WILLIAM O. STRANGE
/s/ IAN NORBURY
/s/ FRED ZEIDMAN

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2015, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and our directors and officers. We will provide without charge a copy of our Code of Business Conduct and Ethics upon request. Such request should be directed in writing to: Paolo Amoruso, Secretary, Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079, voice: (713) 353-9400, fax: (713) 353-9421. Our Code of Business Conduct and Ethics is available on our website at www.hyperdynamics.com.

Certain Transactions, Corporate Governance

Conflicts of Interest

        We have a conflict of interest policy governing transactions involving related parties. In accordance with the policy, transactions involving related parties must be pre-approved by the Audit Committee, which is comprised of Independent Directors.

        We did not enter into any transactions, excluding employment relationships, with related parties since July 1, 2014, the beginning of the last fiscal year.

Corporate Governance Guidelines

        We have adopted a set of Corporate Governance Guidelines that provide the framework for the governance of the Company and reflect the Board of Directors' belief that sound corporate governance policies and practices provide an essential foundation for the Board in fulfilling its oversight responsibilities. Our Corporate Governance Guidelines are available at the Company's website at www.hyperdynamics.com.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of shares of common stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our executive officers and directors as a group. As of the Record Date, we had [21,046,591] shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of our common stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of each director and officer named in the below table is c/o Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
BlackRock, Inc.	1,844,576	(1)	8.8
Ray Leonard	292,511	(2)	1.4
Ian Norbury	50,500	(3)	*
Patricia N. Moller	—		*
William O. Strange	62,875	(4)	*
Fred Zeidman	60,875	(5)	*
Paolo Amoruso	99,379	(6)	*
David Wesson	85,618	(7)	*
Gary D. Elliston	355,875	(8)	1.7

Directors and Executive Officers as a group (8 persons)	1,007,633		4.8

*
Less than 1%

(1)
Based on reported ownership for the period ended July 31, 2015. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
This amount includes: 157,375 shares of common stock and options to purchase 135,136 shares of common stock.

(3)
This amount includes: 3,000 shares of common stock and options to purchase 47,500 shares of common stock.

(4)
This amount includes: 4,125 shares of common stock and options to purchase 58,750 shares of common stock.

(5)
This amount includes: 1,375 shares of common stock and options to purchase 59,500 shares of common stock.

(6)
This amount includes: 6,250 shares of common stock and options to purchase 93,129 shares of common stock.

(7)
This amount includes: 5,938 shares of common stock and options to purchase 79,680 shares of common stock.

(8)
All of Mr. Elliston's shares of common stock are pledged as security.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation discussion and analysis for the fiscal year ended June 30, 2015 discusses the compensation for our Principal Executive Officer ("PEO"), which is our Chief Executive Officer, Ray Leonard; as well as the Company's two most highly compensated executive officers, David Wesson and Paolo Amoruso (individually, each a "Named Executive Officer" or "NEO," and collectively, our "Named Executive Officers" or "NEOs"). These officers are also reflected in the Summary Compensation Table below. In this compensation discussion and analysis, the terms "we" and "our" refer to Hyperdynamics Corporation, and not the Compensation, Nominating, and Corporate Governance Committee.

Compensation Overview, Objectives, and Elements

        We are an early-stage and relatively small company in the oil and gas exploration industry and our operations in the last several years have focused on oil and gas exploration in our Concession offshore the coast of the Republic of Guinea in West Africa, identifying additional prospects that may contain oil or gas and identifying other oil & gas companies to farm-out participating interests in the Concession. We have accomplished this with a small team of management individuals with significant industry experience. We have designed our compensation program to attract and retain these highly experienced individuals, who have competing opportunities at more established companies, as well as to motivate and reward these individuals for the successful execution of our business plan.

        The Compensation, Nominating, and Corporate Governance Committee of the Board of Directors reviews the performance of our executives and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation, Nominating, and Corporate Governance Committee is empowered by the Board of Directors to establish and administer our executive compensation programs.

        Because of the uniqueness of our business and operations, the Compensation, Nominating, and Corporate Governance Committee has concluded that we do not have a single group of peer or comparison companies for purposes of traditional benchmarking and percentile targeting and, as such, the Compensation, Nominating, and Corporate Governance Committee does not use traditional benchmarking or percentile targeting against a stated peer group in setting compensation. Rather than looking to a single peer or comparison group of companies, our compensation practice concerning our executives is to review compensation on a position-by-position basis and determine the particular skill set required to be successful at the Company for the particular position in question. The skill set necessarily varies among positions but may include: executive management experience at oil and gas enterprises; offshore experience and technical expertise; international experience; experience growing and maturing a company; relevant financial and commercial experience; and relevant compliance and legal experience. As a result, the Compensation, Nominating, and Corporate Governance Committee's determinations in setting compensation are often qualitative and subjective, depending on the executive's position.

        The details of the processes and procedures for the consideration and determination of executive compensation are described below.

What are the objectives of our executive officer compensation program?

        The objectives of the Compensation, Nominating, and Corporate Governance Committee in determining executive compensation are to (1) attract and retain key individuals who are important to the continued success of Hyperdynamics, and (2) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance the value of the stockholders' investment.

What is our executive officer compensation program designed to reward?

        Our compensation program is designed to reward individuals for the achievement of our business goals and to foster continuity of management by encouraging key individuals to maintain long-term careers with Hyperdynamics.

What are the elements of our executive officer compensation program and why do we provide each element?

        The elements of compensation that the Compensation, Nominating, and Corporate Governance Committee uses to accomplish these objectives include (1) base salaries, (2) bonus, and (3) long term incentives in the form of stock and stock options. From time to time, we also provide perquisites to certain executives and health and insurance to all employees. The elements of compensation that we offer help us to attract and retain our officers. The specific purpose of each element of compensation is outlined below.

Base Salaries

        We provide fixed annual base salaries as consideration for each executive's performance of his or her job duties. Salaries are set based on level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics' business.

Bonus

        Annual cash bonuses are typically awarded to our executives as a variable compensation component. Bonuses are based on goals and objectives for each executive. Each executive is given a target bonus percentage. The Chief Executive Officer recommends a bonus amount to the Compensation, Nominating, and Corporate Governance Committee.

        Our historic policy has been to set such executive's bonus in a range of 50% to 100% of that executive's annual base salary with a target of 75% of the executive's annual base salary. The Compensation, Nominating, and Corporate Governance Committee or Board of Directors usually approves annual bonuses for our executives during the month of June of the fiscal year that concludes at the end of that month. Our Chief Executive Officer, Ray Leonard, has specific performance related goals and targets usually set by the Compensation, Nominating, and Corporate Governance Committee in the month of June (prior to the commencement of the applicable fiscal year). The following June (at the end of the fiscal year) the Compensation, Nominating, and Corporate Governance Committee evaluates the Chief Executive Officer's performance against those goals and targets and recommends a bonus amount to the Board of Directors following that evaluation. Mr. Leonard's target range is 50% to 200% of base salary under the terms of his employment agreement.

Long-term Incentives

        We can provide long-term incentives in the form of stock and stock options. Our practice has been to provide stock options as our preferred form of long-term incentives. Long-term incentives are a component of variable compensation because the amount of income ultimately earned is dependent upon and varies with our common stock price over the term of the option. The stock option awards tie a portion of executive compensation to the stock price and accordingly our financial and operating results. We do not use a formula to determine stock and stock option awards to executives. Stock option awards are not designed to be tied to yearly results. We view stock option awards as a means to encourage equity ownership by executives and thus to generally align the interests of the executives with the stockholders.

        Our 2010 Plan authorizes the Compensation, Nominating, and Corporate Governance Committee to grant stock options, restricted stock, and stock registered under a Form S-8 registration statement to officers and other key employees. The Compensation, Nominating, and Corporate Governance Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of stockholders. This is accomplished by awarding stock options, which rise in value based upon the market price rise of Hyperdynamics' common stock, on a systematic basis.

        The actual amount of long-term incentives that each of our executives is eligible to receive is established by that executive's employment agreement.

        Our policy has been to make such executive's long-term incentive grant in the form of stock options. The number of shares underlying the stock options is typically set at 25% of the dollar amount of that executive's annual cash bonus. For example, if an executive's annual cash bonus was $150,000, a stock option to purchase 37,500 share of our common stock would be granted. The Compensation, Nominating, and Corporate Governance Committee or Board of Directors usually approves long-term incentive grants during the month of June of the fiscal year that concludes at the end of that month.

        We report the estimated fair value of our stock option grants, as determined for accounting purposes in accordance with ASC 718, using either the Black-Scholes option pricing model or a Monte Carlo model, in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The amount reflected for accounting purposes does not reflect whether the executive has or will realize a financial benefit from the awards. Because stock option awards are made at a price equal to or above the market price on the date of grant, stock options have no intrinsic value at the time of grant. We believe the potential appreciation of the option awards over the stock price provide motivation to executives.

Perquisites

        Perquisites are determined on a case-by-case basis by the Compensation, Nominating, and Corporate Governance Committee. During the fiscal year ended June 30, 2015, no executive officer received any perquisites.

How do we determine the amount for each element of executive officer compensation?

        Our policy is to provide compensation packages that are competitively reasonable and appropriate for our business needs. We consider such factors as competitive compensation packages as negotiated with our officers; evaluations of the Chief Executive Officer and other executive officers; achievement of performance goals and milestones as additional motivation for certain executives; officers' ability to work in relationships that foster teamwork among our executive officers; officers' individual skills and expertise, and labor market conditions. We did not engage a third-party compensation consultant during the fiscal years ended June 30, 2014 or 2015.

        During the fiscal years ended June 30, 2014, and 2015, total executive compensation consists of base salary, bonuses, and option awards. Generally, the option awards for executives are negotiated in the executive's contract, with an exercise price based on the market price on the grant date. Special option awards are also granted to employees on a case-by-case basis during the year for significant achievement. Because of the simplicity of the compensation package, there is very little interaction between decisions about the individual elements of compensation.

Administration of Executive Compensation

        The Compensation, Nominating, and Corporate Governance Committee reviews and approves corporate goals and objectives relevant to compensation of the NEOs, evaluates the NEOs' performance, and sets their compensation. In determining compensation policies and procedures, the Compensation, Nominating, and Corporate Governance Committee considers the results of stockholder advisory votes on executive compensation and how the votes have affected executive compensation decision and policies.

        The Compensation, Nominating, and Corporate Governance Committee or Board of Directors usually sets annual salaries during the month of December of the fiscal year that ends the following June 30th and usually approves the payment of annual bonuses and the grant of long-term incentives during the month of June of the fiscal year that concludes at the end of that month.

Chief Executive Officer involvement in compensation decisions

        The Chief Executive Officer makes recommendations to the Compensation, Nominating, and Corporate Governance Committee concerning the employment packages of all subordinate officers. Neither the Chief Executive Officer nor any other Company officer or employee attends periodic executive sessions of the Compensation, Nominating, and Corporate Governance Committee.

How compensation or amounts realizable from prior compensation are considered

        The amount of past compensation generally does not affect current year considerations because bonuses and long term incentives are awarded for each individual fiscal year's job performance. As part of its ongoing review process, the Committee regularly evaluates our compensation programs to ensure they meet changing business needs and support alignment with stockholders' interests.

Tax considerations

        Our compensation plans are designed generally to ensure full tax deductibility of compensation paid under the plans.

        This includes compliance with Section 162(m) of the Internal Revenue Code, which limits our tax deduction for an executive's compensation to $1 million unless certain conditions are met. For the fiscal year ended June 30, 2015, the full amount of all compensation provided to all executives was tax deductible to the Company.

Timing, grant date, and exercise price for stock option awards

        Our policy is to award stock options upon hiring of the employee and on a case by case basis throughout the year. Stock option exercise prices are the closing price on the date of grant. We also have made certain awards based on the completion of performance criteria.

Analysis of variations in individual NEOs compensation

        Each NEO's compensation is detailed in the Compensation Tables below. For those NEOs who have employment agreements, each such agreement is described under the caption "Agreements with Executives and Officers."

Employment Agreements

        As more fully described below in "Agreements with Current Executives and Officers," we entered into an employment agreement with Ray Leonard, our current Chief Executive Officer and President, in July 2009 that was amended in September 2012, effective July 2012.

        On October 7, 2015, the Company entered into an employment agreement with each of Paolo Amoruso and David Wesson, effective October 1, 2015. We elected to enter into the Employment Agreements to retain the services of these two key NEOs. The initial term of these agreements ends June 30, 2016, but the term will automatically be extended for successive annual periods unless notice is given by either us or the NEO by May 31 of each year.

2015 Compensation Decisions for Our Named Executive Officers

        In June 2014, the former Compensation Committee reviewed the proposed corporate goals and objectives from Mr. Leonard that would establish the criteria upon which Mr. Leonard's annual cash bonus and long-term incentive grant would be based for fiscal year 2015. Mr. Leonard developed a proposed set of performance metrics for 2015 aligned with the corporate goals and objectives set by the Compensation Committee in June 2014, which were subject to review and approval by the Board and/or the Compensation, Nominating, and Corporate Governance Committee. The Compensation Committee approved that the bonus for Mr. Leonard would be determined by allocating 50% of the amount to the stock price, 25% to securing funding and going concern status, and 25% to operations.

        In making annual cash bonus payments and long-term incentive grants for our executives for 2015, the Compensation, Nominating, and Corporate Governance Committee evaluated the achievement of the above corporate goals and objectives specifically for Mr. Leonard and for the other NEOs, and the individual performance of each of the NEOs during the 2015 fiscal year.

        Described below are the details of the processes and procedures for the consideration and determination of executive compensation for fiscal year 2015.

Salaries

        In June 2014, the Board of Directors approved the annual base salaries for our NEOs for fiscal year 2015 (to be effective July 1, 2014). The annual salaries authorized for fiscal year 2015 for our NEOs were as follows: Mr. Leonard ($400,000), Mr. Wesson ($255,750), and Mr. Amoruso ($274,250).

        The Board of Directors approved an annual base salary for Mr. Leonard of $400,000, which represents no increase in Mr. Leonard's salary of $400,000 in 2014. The Board approved and Mr. Leonard entered into an amended and restated employment agreement in September 2012, effective July 2012, pursuant to which Mr. Leonard is eligible to receive a minimum annual salary of $400,000 subject to increase by the Board of Directors.

        In setting fiscal year 2015 annual salaries for each of Messrs. Wesson and Amoruso in June 2014, the Compensation, Nominating, and Corporate Governance Committee and Board of Directors reviewed and evaluated their individual performance, experience level and level of responsibility among other factors. Based on the recommendation of Mr. Leonard, the Board of Directors decided to increase the salaries for Messrs. Amoruso and Wesson, reflected in the below Summary Compensation Table.

Bonuses

        Under the terms of Mr. Leonard's employment, Mr. Leonard is eligible to receive incentive compensation, as may be adopted and approved by the Compensation, Nominating, and Corporate Governance Committee from time to time. Mr. Leonard's target cash bonus award opportunity under his employment agreement is 100% of his base annual salary with a minimum threshold of 50% of his salary and a maximum of 200% of his salary, and is subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation, Nominating, and Corporate Governance Committee. Under the terms of his employment agreement, Mr. Leonard develops and submits his personal performance metrics for review and approval of the Compensation, Nominating, and Corporate Governance Committee. Since the inception of Mr. Leonard's employment, the metrics for his bonus award have been based on annual objectives related to advancing our exploration activities and/or achieving funding from equity capital raises or participation in the Concession or stock price appreciation.

        Consistent with his agreement, in June 2014, Mr. Leonard developed a proposed set of performance metrics for 2015. The Compensation Committee approved that the bonus would be determined by allocating 50% of the amount to the stock price, 25% to securing funding and going concern status, and 25% to operations, with each component to be reviewed by the Committee next year with the following metrics:

          (1)   Stock Price—Mr. Leonard would receive 100% (half of the 200% target amount), or $200,000, if the closing stock price on June 30, 2015 (or, if not a trading day, the immediate preceding trading day) was two times the closing stock price on June 30, 2014, and 200%, or $400,000, if the stock price was four times. The stock price target was not achieved during the fiscal year.

          (2)   Securing Funding and Going Concern Status—If funding for a "second" well offshore Guinea (i.e., in addition to the well planned to be drilled in 2014), was obtained between June 25, 2014 and June 30, 2015, Mr. Leonard would be allocated 100% of target, or $100,000, and if the Committee determined that on June 30, 2015 the Company should be regarded as a "going concern" in accordance with generally accepted accounting principles, then Mr. Leonard would be allocated 100% of target, or $100,000, for a total of $200,000 if both objectives were met. These objectives were not met.

          (3)   Operations—if one well in which the Company had an interest was successfully and safely completed offshore Guinea between June 25, 2014 and June 30, 2015, Mr. Leonard would be allocated 100% of target, or $100,000, and if two wells were completed successfully and safely, Mr. Leonard would be allocated a total of 200% or $200,000. The operations target was not achieved during the fiscal year.

        Based on the above analysis, the Committee determined to pay Mr. Leonard's "threshold" bonus amount of 50% of base salary in lieu of the target amount of 100% or the maximum amount of 200%. Accordingly, Mr. Leonard received a bonus of $200,000.

        In making its decision in June 2015 to grant cash bonuses to Messrs. Wesson ($127,875) and Amoruso ($137,125) for fiscal year 2015, the Committee evaluated the individual performance of each NEO and, in addition, assessed the financial condition of the Company. The Committee approved the cash bonuses at the level of 50% of each NEO's salary.

        Our former Vice President of Finance and Treasurer resigned his position with us effective November 26, 2014 and received salary, a pro-rated bonus, and a severance payment.

Long-Term Incentive Grants

        In June 2015, the Compensation, Nominating, and Corporate Governance Committee in connection with its approval of the 2015 annual cash bonuses approved stock option grants to our NEOs as follows: Mr. Leonard (54,522), Mr. Wesson (34,860), and Mr. Amoruso (37,382).

        The stock options have an exercise price equal to the fair market value of our common stock on the date of grant ($0.90 per share), and vest 50% on December 30, 2015 and 50% on June 30, 2016.

COMPENSATION TABLES

        The following tables show salaries, bonuses, incentive awards, retirement benefits and other compensation relating to fiscal years ended June 30, 2015 and June 30, 2014 for our principal executive officer and our two most highly compensated executive officers other than our principal executive officer, as well as one additional individual for whom disclosure would have been provided pursuant to paragraph (m)(2)(ii) of Item 402 of SEC Regulation S-K but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. Columns for which there was no compensation have been omitted.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2015

Name	Action Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share) ($)	Grant Date Fair Value Awards of Stock & Options ($)
Ray Leonard	6/30/2015	6/30/2015	—	—	—	54,522	0.90	36,818
David Wesson	6/30/2015	6/30/2015	—	—	—	34,860	0.90	23,540
Paolo Amoruso	6/30/2015	6/30/2015	—	—	—	37,382	0.90	25,244

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(1)	All Other Compensation ($)(2)	Total ($)
Ray Leonard, President and CEO	2015	400,000	200,000	—	36,818	—	636,818
	2014	400,000	200,000	—	116,214	—	716,214
David Wesson, Chief Financial Officer and Principal Accounting Officer	2015	255,750	127,875	—	23,540	—	407,165
	2014	230,000	115,000	—	71,359	—	416,359
Paolo Amoruso, Vice President of Legal Affairs and Secretary	2015	274,250	137,125	—	25,244	60,000	496,619
	2014	258,750	129,375	—	75,176	—	463,301
Jason Davis, Former Vice President Finance and Treasurer(3)	2015	100,000	75,000	—	—	110,769	285,769
	2014	235,500	117,750	—	68,422	—	421,672

(1)
Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for option awards granted in fiscal year 2015 and fiscal year 2014. For a description of the assumptions used for purposes of determining grant date fair value, see Note 8 to the Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2015.

(2)
Includes a $60,000 bonus pursuant to a Retention Bonus Agreement Mr. Amoruso signed on June 30, 2014 with the Company. Mr. Amoruso received half of the Retention Bonus on June 30, 2014, and the second half in January 2015. Also includes a $110,769 severance payment to Jason Davis, our former Vice President of Finance and Treasurer, in connection with his termination of employment.

(3)
Jason Davis, our former Vice President of Finance and Treasurer, resigned his positions with us and our subsidiaries, effective November 26, 2014.

Bonuses and Stock Awards

        The following tables show cash and stock awards made to the named executives in fiscal year 2015 and their outstanding equity awards at the end of fiscal year 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Share)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Ray Leonard	45,375	—	6.72	6/29/2017	—	—
Ray Leonard	12,500	6,250	3.60	6/25/2018	—	—
Ray Leonard	50,000	—	3.25	6/30/2019	—	—
Ray Leonard	54,522	54,522	0.90	6/30/2020	—	—
Jason Davis	417	—	20.16	11/26/2015	—	—
Jason Davis	5,833	—	6.72	11/26/2015	—	—
Jason Davis	3,609	—	3.60	11/26/2015	—	—
Jason Davis	29,438	—	3.25	11/26/2015	—	—
Jason Davis	2,500	—	40.24	11/26/2015	—	—
Jason Davis	10,000	—	34.40	11/26/2015	—	—
David Wesson	625	—	20.16	1/30/2017	—	—
David Wesson	6,875	—	6.72	6/29/2017	—	—
David Wesson	6,375	3,188	3.60	6/25/2018	—	—
David Wesson	1,500	—	4.91	9/17/2018	—	—
David Wesson	28,750	—	3.25	6/30/2019	—	—
David Wesson	11,250	—	10.32	4/5/2020	—	—
David Wesson	—	34,860	0.90	6/30/2020	—	—
David Wesson	1,250	—	24.64	12/3/2020	—	—
David Wesson	5,625	—	34.40	6/30/2021	—	—
Paolo Amoruso	1,250	—	33.52	9/20/2016	—	—
Paolo Amoruso	625	—	20.16	1/30/2017	—	—
Paolo Amoruso	11,385	—	6.72	6/29/2017	—	—
Paolo Amoruso	1,875	—	6.56	11/21/2017	—	—
Paolo Amoruso	7,584	3,792	3.60	6/25/2018	—	—
Paolo Amoruso	32,344	—	3.25	6/30/2019	—	—
Paolo Amoruso	11,250	—	8.80	6/21/2020	—	—
Paolo Amoruso	—	37,382	0.90	6/30/2020	—	—
Paolo Amoruso	1,250	—	24.64	12/3/2020	—	—
Paolo Amoruso	6,875	—	34.40	6/30/2021	—	—

Agreements with Current Executives and Officers

Agreement with Mr. Leonard

        We entered into a three-year employment agreement with Ray Leonard, our current CEO, President and Director effective as of July 22, 2009, as amended, effective December 11, 2009. On September 10, 2012, effective as of July 23, 2012, we entered into an amended and restated employment agreement with Mr. Leonard. The agreement, as amended and restated, has a one-year term that is automatically extended for successive one-year periods following the end of the initial one-year term unless otherwise terminated by delivery of written notice by either party prior to May 31 of each period. The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer. Mr. Leonard's current base salary is $400,000, which is subject to annual adjustments, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

        In connection with our hiring of Mr. Leonard in July 2009, we granted Mr. Leonard an option to purchase 62,500 shares of our common stock (after giving effect to the reverse split) at an exercise price of $3.92 (after giving effect to the reverse split) which immediately vested. Mr. Leonard was also granted options to purchase 37,500 shares of our common stock (after giving effect to the reverse split) at an exercise price of $3.92 that vest on a monthly basis over five years. Both of these options expired five years after issuance on July 22, 2014.

        In connection with the commencement of Mr. Leonard's employment in 2009, a stock option award was made, with trigger events of the following three cumulative net cash to us equity capital money raising transactions:

  •
  When $8 million cumulative is raised, the award is 26,250 stock options (after giving effect to the reverse split).

  •
  When $20 million cumulative is raised, the award is 48,750 stock options (after giving effect to the reverse split).

  •
  When $30 million cumulative is raised, the award is 75,000 stock options (after giving effect to the reverse split).

        All awards vest 1/36 per month over a three-year period from the trigger event. The Performance Option-Grant Awards options have a five year life, and the exercise price is $3.92. All trigger events were satisfied.

        The 2009 stock option award also provided for trigger events based on achieving the following share price thresholds, which have been adjusted to give effect to the reverse split:

$16.00/share	11,250 stock options
$24.00/share	26,250 stock options
$40.00/share	75,000 stock options
$72.00/share	150,000 stock options

        All awards vest 1/36 per month over a three-year period from the trigger event. These Performance Option-Grant Awards options have a five-year life, and the exercise price is $3.92 (after giving effect to the reverse split). For awards related to the $16.00 and $24.00 share price (after giving effect to the reverse split), the stock option is earned if the closing price of the shares trade at or above the target price for 15 consecutive trading days. For awards related to the $40.00 and $72.00 share price (after giving effect to the reverse split), the stock option is earned if the closing price of the shares trade at or above the target price for 5 consecutive trading days. All trigger events were satisfied, except for the $72.00 share price (after giving effect to the reverse split).

        As part of the annual review of Mr. Leonard's performance, on June 30, 2015, we granted Mr. Leonard five-year options to purchase 54,522 shares of our common stock (as adjusted to give effect to the reverse split) at $0.90 per share based on the market value on the stock on the date of grant. The options vest in equal amounts over a two-year period.

        Pursuant to his 2012 amended employment agreement, Mr. Leonard is entitled to participate in any incentive compensation plan ("ICP") applicable to Mr. Leonard's position, as may be adopted by us from time to time and in accordance with the terms of such plan(s). Mr. Leonard's cash target award opportunity under the ICP will be 100% of his base salary with a threshold of 50% and a 200%

maximum, and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation, Nominating, and Corporate Governance Committee. He also is entitled to receive stock options in an amount equal to 50% of the number of dollars of the cash award, as adjusted for the July 1, 2013 reverse stock split. Annually, Mr. Leonard will develop a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation, Nominating, and Corporate Governance Committee. Since the inception of Mr. Leonard's employment, the metrics for his bonus award have been based on annual objectives related to advancing our exploration activities and/or achieving funding from equity capital raises or participation in the Concession or stock price appreciation.

        Finally, Mr. Leonard will receive certain standard benefits, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

        The Employment Agreement with Mr. Leonard may be earlier terminated by us in the event of his death or inability to perform, or for cause, including material breach of his duties involving fraud. Mr. Leonard may terminate the Employment Agreement for good reason, including a material reduction in his reporting responsibilities or a change of more than 75 miles in the location of his principal place of employment. Either we or Mr. Leonard may terminate the Employment Agreement without cause or without good reason. If we terminate Mr. Leonard without cause, or if Mr. Leonard terminates for good reason, or upon expiration of the employment term due to our notice to terminate, then Mr. Leonard will be entitled to receive one year's base salary, his bonus award at the target level for the performance period in effect on the employment termination date, and full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).

Agreements with Messrs. Wesson and Amoruso

        On October 7, 2015, we entered into an employment agreement (individually, the "Employment Agreement", and together, the "Employment Agreements") with each of Paolo Amoruso and David Wesson, effective October 1, 2015. We elected to enter into the Employment Agreements to retain the services of these two key officers.

        The terms of the Employment Agreements are similar, except that Paolo Amoruso will earn a base salary of $281,000, which will increase to $295,000 on January 1, 2016, and David Wesson will earn a base salary of $261,500, which will increase to $275,000 on January 1, 2016. The initial term ends June 30, 2016, but the term will automatically be extended for successive annual periods unless notice is given by either us or the Officer by May 31 of each year.

        Each Officer will participate in the Company's incentive compensation plan ("ICP"), and each Officer will have an annual cash target award (the "ICP Bonus Award") opportunity under the ICP of 75% of the Officer's base salary with a threshold of 50% and a 100% maximum. The performance metrics for the ICP Bonus Award for the Officer will mirror the metrics of our Chief Executive Officer as approved by our Compensation, Nominating, and Corporate Governance Committee in May 2015. For subsequent annual periods, each Officer will develop in collaboration with our Chief Executive Officer and submit to our Compensation, Nominating, and Corporate Governance Committee of the Board, for review and approval, proposed performance metrics by no later than May 1 of the then-current annual period. In addition to the ICP Bonus Award, each Officer will receive an annual award of options to purchase shares of our common stock under our equity incentive plan then in effect in an amount equal to 25% of the number of dollars of the cash award.

        The Officer may be terminated for cause or without cause. In the event of termination of any type, the Officer will receive (i) any unpaid portion of his base salary earned pro rata through the termination date and any ICP Bonus Award earned during a previous annual period that has not been paid to the Officer; (ii) any earned but unused vacation; and (iii) unreimbursed business expenses. Additionally, if the Officer is terminated without cause, with Good Reason (as defined) or upon expiration of the employment term due to notice of non-renewal by us, the Officer is entitled to (i) a lump sum equal to the amount of the Officer's annual base salary; (ii) a lump sum equal to the Officer's annual ICP Bonus Award at the target level for the performance period in effect on the termination date; (iii) full and immediate vesting of all stock options and restricted stock awards held on the termination date; and (iv) a 12-month period in which to exercise all stock options, subject to any earlier expiration of the stated option term.

Director Compensation for Fiscal Year Ended June 30, 2015

        The following table sets forth compensation amounts for our Independent Directors for the fiscal year ended June 30, 2015.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ray Leonard(1)	—	—	—	—	—
Robert A. Solberg(2)	69,462	—	—	—	69,462
William O. Strange(3)	74,500	—	33,764	—	108,264
Herman Cohen(3)	64,500	—	33,764	—	98,264
Lord David Owen(4)	14,647	—	—	—	14,647
Fred Zeidman(3)	75,000	—	33,764	—	108,764
Ian Norbury(3)	72,500	—	33,764	—	106,264

(1)
We do not provide additional compensation to employees who also serve as directors for their service on the Board of Directors. All compensation paid to Mr. Leonard is reflected above in the Summary Compensation Table.

(2)
On April 30, 2015, Robert Solberg retired from his positions as Chairman of the Board and as a member of the Board and its committees. The amount set forth in the table above reflects compensation for Mr. Solberg's service from July 1, 2014 through April 30, 2015.

(3)
During the year ended June 30, 2015, each of Messrs. Cohen, Norbury, Strange, and Zeidman received five year options to purchase 50,000 shares, with 50% vesting on December 30, 2015 and 50% vesting on June 30, 2016. Mr. Cohen retired from his position as a member of the Board on November 20, 2015.

(4)
On September 16, 2014, Lord David Owen resigned from his position as a member of the Board. The amount set forth in the table above reflects compensation for Lord Owen's service from July 1, 2014 through September 16, 2014.

Director Compensation Arrangements

        On April 30, 2015, we realigned the committees of the Board, merging the Compensation Committee with the Nominating and Corporate Governance Committee, and eliminating the Technical Committee. Additionally, we restructured compensation to Directors for service on the Board and on each of the committees, with the changes to compensation taking effect for service during the fourth fiscal quarter of fiscal year ended June 30, 2015. The current compensation program for our independent directors consists of the following:

  •
  Cash compensation consisting of quarterly payments, as applicable, of: (i) $11,000 for services as a director, (ii) $5,000 for service as the Chairman of the Board or Chair of the Audit Committee, (iii) $2,500 for service as a member of the Audit Committee or Chair of the Government Relations Committee, (iv) $1,500 for service as a member of the Compensation, Nominating, and Corporate Governance Committee or Government Relations Committee, and (v) $3,000 for service as the Chair of the Compensation, Nominating, and Corporate Governance Committee.

  •
  An annual grant, pursuant to our 2010 Equity Incentive Plan, of options to purchase shares of our common stock. The options are to be granted on or about July 1st of each year, have an exercise price equal to the then current closing price of our common stock, vest 50% six months from the grant date and vest the remaining 50% on the first anniversary of the grant date. The options have a 5 year term.

Director Option Grants

        The Board made grants of options to our directors on June 30, 2015 as reflected in the table below. The grants were made pursuant to our 2010 Equity Incentive Plan. The options have an exercise price of $0.90 per share, which was the closing price of our common stock on June 30, 2015, have a term for five years from the date of grant, and vest 50% on December 30, 2015 and 50% on June 30, 2016. The following table sets forth the number of shares of our common stock underlying the options granted to each of our independent directors during the fiscal year 2015:

Name of Director	Shares of Common Stock Underlying Options Granted for Fiscal Year Ended June 30, 2015
Herman Cohen	50,000
Ian Norbury	50,000
William O. Strange	50,000
Fred Zeidman	50,000

        On November 20, 2015, Ms. Moller and Mr. Elliston were elected to the Board of Directors. On November 27, 2015, Ms. Moller and Mr. Elliston each received a grant of 15,000 options to purchase shares of Company common stock pursuant to the Company's 2010 Equity Incentive Plan. The stock options have a term of five years from the date of grant and vest 50% on May 27, 2016 and 50% on November 27, 2016. The options have an exercise price of $1.18 per share.

 PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board has appointed Hein & Associates LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2016. The Board will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the votes cast at the meeting is required for ratification.

        During the two most recent fiscal years, the Company has had a change in its certifying accountant. On March 26, 2014, the Company was notified by its independent registered public accounting firm, Deloitte & Touche LLP, that it did not wish to stand for re-election. Upon completion of Deloitte's review of the Company's interim condensed consolidated financial information as of and for the three and nine month periods ended March 31, 2014, Deloitte resigned as the Company's independent registered public accounting firm.

        During the two fiscal years commencing on July 1, 2011 and ending on June 30, 2013, there were no adverse opinions or disclaimers of opinion, or qualifications or modifications as to uncertainty, audit scope, or accounting principles by Deloitte & Touche LLP in its reports. During the two fiscal years commencing on July 1, 2011 and ending on June 30, 2013, there were no disagreements with Deloitte & Touche LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Deloitte & Touche LLP did not advise us: (A) that internal controls necessary to develop reliable financial statements did not exist; or (B) that information had come to its attention which made it unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or (C) that the scope of the audit should have been expanded significantly, or that information had come to its attention that it concluded would, or if further investigated might, (i) materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might prevent the issuance of an unqualified audit report), and (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements; or (D)(1) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Deloitte & Touche LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) that there were any issues that had not be resolved to Deloitte & Touche LLP's satisfaction prior to its resignation.

        On April 1, 2014, the Audit Committee of the Board of Directors of the Company engaged Hein & Associates LLP (sometimes, "Hein") as its independent registered public accounting firm to audit the Company's financial statements for the year ending June 30, 2014. Hein's engagement was effective immediately after Deloitte's resignation.

        A representative of Hein is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions.

Audit, Audit-related and Other Fees

        Aggregate fees for professional services rendered to the Company by Deloitte & Touche LLP and Hein for the years ended June 30, 2015 and 2014 were as follows:

	Years ended June 30,
	2015	2014
Audit Fees(1)	$221,677	$369,093
Audit-related fees(2)	—	35,301
All other fees	—	—

Total	$221,677	$404,394

(1)
Fiscal 2014 audit fees were billed to us by our current Certifying Accountant: Hein, for professional services related to their audit of our annual financial statements in our Form 10K and Sarbanes-Oxley 404 attest services. Fiscal 2014 audit fees were also billed to us by our predecessor Certifying Accountant: Deloitte & Touche LLP, for professional services related to their reviews of our unaudited quarterly financial statements included in our Form 10-Qs for Fiscal 2014.

(2)
Fiscal 2014 audit related fees include $35,301 billed to us by Deloitte and Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements.

Audit Committee Pre-Approval

        Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of the Company's certifying accountants' fees for audit services in fiscal years 2014 and 2015. Except as indicated above, there were no fees other than audit fees for years 2014 and 2015, and the auditors engaged performed all the services described above with their full time permanent employees.

Vote Required; Recommendation of the Board of Directors

        The ratification of the appointment of Hein as the Company's independent auditor for the fiscal year ending June 30, 2016 will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" this proposal.

The Board recommends a vote FOR the ratification
of the appointment of the independent registered public accounting firm.

 PROPOSAL 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC's rules. Our stockholders have the opportunity to vote to approve (on an advisory and nonbinding basis) the compensation of our Named Executive Officers once every three years. Accordingly, the next stockholder advisory vote will occur at our 2018 annual meeting, unless our stockholders determine otherwise.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, incentivize and retain our Named Executive Officers, who are critical to our success. Please read the "Compensation Discussion and Analysis" for details about our executive compensation programs, including information about the compensation of our Named Executive Officers for the fiscal year ended June 30, 2015.

        We are asking our stockholders to express their views on the compensation of our Named Executive Officers. This proposal is commonly known as a "say-on-pay" proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in January 2016 pursuant to the compensation disclosure rules of the SEC, including the 2015 Summary Compensation Table and the other related tables and disclosure."

        The say-on-pay vote is advisory, and therefore not binding on us, the Compensation, Nominating, and Corporate Governance Committee, or our Board of Directors. Our Board of Directors and our Compensation, Nominating, and Corporate Governance Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation, we will consider our stockholders' concerns and the Compensation, Nominating, and Corporate Governance Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required; Recommendation of the Board of Directors

        The approval of the compensation of the Named Executive Officers as disclosed in this proxy statement will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" this proposal.

The Board recommends a vote FOR the compensation of the Named Executive Officers as disclosed in this proxy statement.

 PROPOSAL 4.

AMENDMENT TO THE COMPANY'S 2010 EQUITY INCENTIVE PLAN

        Stockholders are being asked to approve an amendment to the Company's 2010 Equity Incentive Plan. On October 22, 2015, our Board of Directors, upon the recommendation of the Compensation, Nominating, and Corporate Governance Committee, unanimously adopted a resolution approving, subject to approval by our stockholders, an amendment to increase the number of shares available for issuance under the 2010 Plan by 750,000 shares from 1,250,000 to 2,000,000 shares.

        Our Board of Directors believes that the proposed amendment of the 2010 Plan is in the best interests of, and will provide long-term advantages to us and our stockholders and recommends its approval by our stockholders. Our Board of Directors believes that the number of shares of Common Stock currently available for issuance under the 2010 Plan is insufficient in view of our compensation structure and strategy since there will not be enough shares remaining for any future annual equity incentive grants after our equity incentive grants for the fiscal year ended June 30, 2015 are fully vested. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees and non-employee members of our Board of Directors is material to our success and would be enhanced by our continued ability to make grants under the 2010 Plan. We are seeking to increase the available share pool by 750,000 shares.

        Although the Company has not conducted any salary survey, based on its interviews with prospective employees and on the industry experience of management the Company believes the salaries it pays to its employees are at or below industry median. The Company also believes it is able to attract high quality employees by providing stock option grants upon the hiring of new employees. The Company views its stock option program as being attractive for prospective employees by providing potential upside in the case of success and as a retention tool due to the vesting periods of the options. In addition, the Company has made contractual commitments to issue options to executive officers, including Paolo Amoruso and David Wesson, as described above in "Agreements with Current Executives and Officers." The Company does not currently have sufficient shares available for issuance under the 2010 Plan to meet these contractual commitments.

        At June 30, 2015, there were 1,181,954 options outstanding under the 2010 Plan, at a weighted average share price of $7.43. 754,136 options were exercisable at a weighted average share price of $10.95, and 44,503 shares remained available for issuance under the 2010 Plan. The closing share price on June 30, 2015 was $0.90 per share. A detailed description of the 2010 Plan is available in our Annual Report on Form 10-K for fiscal year ended June 30, 2015.

        The Board of Directors believes it is crucial to provide new incentive and compensatory equity-based equity awards to current option holders, most particularly to our Named Executive Officers and directors for contractual, retentive, compensatory, and incentive reasons. There are not a sufficient number of shares available for such awards under the 2010 Plan, which has led the Board of Directors to seek stockholder approval of the Amendment. We believe that if the Amendment is not approved it may be difficult to retain officers and non-employee directors for the Company.

Vote Required; Recommendation of the Board of Directors

        The proposed amendment to the 2010 Plan to increase the number of shares available for issuance under the 2010 Plan by 750,000 shares will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" this proposal.

The Board recommends a vote FOR the proposed amendment to the 2010 Plan to increase the total number of authorized shares of Common Stock under the 2010 Plan.

 COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS

        Stockholders and others who wish to communicate with the Board or any particular Director, including the Independent Director presiding over executive session meetings of Independent Directors, or with any executive officer of the Company, may do so by writing to Paolo Amoruso, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079.

        All such correspondence is reviewed by the Secretary's office, which logs the material for tracking purposes. The Board has asked the Secretary's office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements and materials that are profane.

OTHER MATTERS

        The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

        In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of this fiscal year, proposals by individual stockholders must be received by us no later than August 30, 2016, which is 120 days prior to December 28, 2016, the anniversary date on which we released the proxy materials for this Annual Meeting.

        In order for a stockholder business proposal or nomination for director to be properly brought before next year's annual meeting of stockholders following the end of our 2016 fiscal year, the stockholder must have delivered a notice to the Secretary at the principal executive offices of the Company not earlier than the close of business on September 29, 2016, which is 120 days prior to January 27, 2017, which is the one-year anniversary of this Annual Meeting, and not later than October 29, 2016, which is the 90th day prior to January 27, 2017 (the one-year anniversary of this Annual Meeting); provided, however, that in the event that the date of the 2016 annual meeting is more than 30 days before or more than 60 days after January 27, 2017 (the one-year anniversary of this Annual Meeting), notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2016 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2016 annual meeting or, if the first public announcement of the date of the 2016 annual meeting is less than 100 days prior to the date of the 2016 annual meeting, the 10th day following the day on which public announcement of the date of the 2016 meeting is first made by the Company. If the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due pursuant to the Amended and Restated Bylaws, and there is no public announcement by the Company naming the nominees for the additional directorships by October 19, 2016, which is 100 days prior to January 27, 2017 (the one-year anniversary of this Annual Meeting), the stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered as described above not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Stockholders submitting a notice of a proposal must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, as well as with the requirements of the Company's Amended and Restated Bylaws.

Dated: December 28, 2015

/s/ IAN NORBURY Ian Norbury Chairman of the Board
* * * * *

 Appendix A

Information Regarding Participants In Hyperdynamics' Solicitation of Proxies

        The following tables set forth the name and business address of our Directors recommended by our Board of Directors, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from the shareholders in connection with the 2015 Annual Meeting of Stockholders.

Directors

        The principal occupations or employment of our continuing Directors recommended by our Board of Directors who are considered participants in our solicitation of proxies are set forth under the section above titled "Proposal One. Election of Directors" of this Proxy Statement on page 4. The name and business addresses of the organization of employment of our non-employee Directors are as follows:

Name	Business Address
Ian Norbury	100 Brand Street, Glasgow G51 1DG, United Kingdom
Patricia N. Moller	12012 Wickchester Lane, Suite 475, Houston, Texas 77079
William O. Strange	12012 Wickchester Lane, Suite 475, Houston, Texas 77079
Fred Zeidman	950 Third Avenue, 17th Floor, New York, New York 10022
Gary D. Elliston	901 Main Street, Suite 3500, Dallas, Texas 75202

Officers and Employees

        The principal occupations of our officers and employees who are considered "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such person's position with Hyperdynamics Corporation, and the business address for each person is 12012 Wickchester Lane, Suite 475, Houston, Texas 77079.

Name	Principal Occupation
Ray Leonard	President and Chief Executive Officer
Paolo G. Amoruso	Vice President of Commercial and Legal Affairs and Corporate Secretary
David W. Wesson	Vice President and Chief Financial Officer

Information Regarding Ownership of Stock by Participants

        The number of Company shares held by our directors and Messrs. Leonard, Amoruso, and Wesson as of the Record Date is set forth under the Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters section of this Proxy Statement on page 11. No participant owns any securities of the Company of record that such participant does not own beneficially.

Information Regarding Transactions in Company Stock by Participants

        The following table sets forth information regarding purchases and sales of Company shares by each of the participants listed above under "Directors" and "Officers and Employees" during the past two years as well as Herman Cohen, a former Company Director who resigned from the Board on November 20, 2015. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

A-1

 Company Shares Purchased or Sold (December 1, 2013—November 30, 2015)

Name	Transaction Date	# of Shares	Transaction Description
Paolo Amoruso	1/2/2014	7,353	Restricted shares of common stock vested on 1/2/2014
	6/30/2014	32,344	Stock Option (Right to Buy)
	12/31/2014	7,353	Restricted stock awarded 1/2/2014 rescinded by mutual agreement
	6/30/2015	37,382	Stock Option (Right to Buy)
Ray Leonard	6/30/2014	50,000	Stock Option (Right to Buy)
	6/30/2015	54,522	Stock Option (Right to Buy)
David Wesson	1/2/2014	9,265	Restricted shares of common stock vested on 1/2/2014
	6/30/2014	28,750	Stock Option (Right to Buy)
	12/31/2014	9,265	Restricted Stock awarded 1/2/2014 rescinded by mutual agreement
	6/30/2015	34,860	Stock Option (Right to Buy)
Ian Norbury	6/30/2014	15,000	Stock Option (Right to Buy)
	6/30/2015	50,000	Stock Option (Right to Buy)
William Strange	6/30/2014	15,000	Stock Option (Right to Buy)
	6/30/2015	50,000	Stock Option (Right to Buy)
Fred Zeidman	6/30/2014	15,000	Stock Option (Right to Buy)
	6/30/2015	50,000	Stock Option (Right to Buy)
Patricia N. Moller	11/27/2015	15,000	Stock Option (Right to Buy)
Gary D. Elliston	11/27/2015	15,000	Stock Option (Right to Buy)

Miscellaneous Information Concerning Participants

        Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the Company's knowledge:

  •
  No participant owns any securities of the Company of record that such participant does not own beneficially.

  •
  Other than the employment agreements and compensation-related agreements and arrangements disclosed in this Proxy, no participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, or the giving or withholding of proxies.

  •
  No associate of any participant owns beneficially, directly or indirectly, any securities of the Company. No participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

  •
  No participant nor any associate of any participant is a party to any transaction, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or associate or any related person thereof had or will have a direct or indirect material interest.

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  Except to the extent provided in the employment agreements with Messrs. Leonard, Amoruso and Wesson described in the proxy statement, no participant, or any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

A-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 12012 WICKCHESTER LANE, SUITE 475 HOUSTON, TEXAS 77079 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [ ] KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HYPERDYNAMICS CORPORATION The Board of Directors recommends you vote FOR the below proposals and nominees: 1. To elect six director nominees. Nominees: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below. 01) 02) 03) Ray Leonard Patricia N. Moller Ian Norbury 04) 05) 06) William O. Strange Fred Zeidman Gary D. Elliston For Against Abstain 2. To ratify the appointment of Hein & Associates LLP as the Company’s independent auditor for the fiscal year ending June 30, 2016. For Against Abstain 3. To approve executive compensation of our named executive officers on an advisory basis. For Against Abstain 4. To amend the Company’s 2010 equity incentive plan to increase the number of shares available for issuance under the 2010 Plan by 750,000 shares (from 1,250,000 to 2,000,000 shares). The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR e a c h o f t h e n o m i nees listed in Pr opo sal 1 a nd F O R e a ch o f P r oposals 2, 3, and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

HYPERDYNAMICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS January 27, 2016 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on January 27, 2016: The Notice, Proxy Statement, Proxy Card and Form 10-K are available at http://www.astproxyportal.com/ast/18390. [ ] HYPERDYNAMICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS January 27, 2016 The undersigned stockholder appoints Ray Leonard and Paolo Amoruso, or either of them, as proxies each with the power to appoint his substitute, and authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all the shares of common stock of Hyperdynamics Corporation (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hotel Sorella City Centre at 800 Sorella Court, Houston, TX 77024, on Wednesday, January 27, 2016 at 9:00 a.m. (CST), and at any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3, AND 4. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR each of Proposals 2, 3, and 4 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE AS INDICATED ON THE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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PROPOSAL 1. ELECTION OF DIRECTORS
BOARD OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2015
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END
DIRECTOR COMPENSATION
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4. AMENDMENT TO THE COMPANY'S 2010 EQUITY INCENTIVE PLAN
COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS
OTHER MATTERS
STOCKHOLDER PROPOSALS
  Appendix A
Information Regarding Participants In Hyperdynamics' Solicitation of Proxies
Company Shares Purchased or Sold (December 1, 2013—November 30, 2015)